UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 8, 2009

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-143314 (Commission File Number)	20-8051010 (IRS Employer Identification No.)

6th floor, Xue Yuan International Tower, Zhi Chun Road, Hai Dian District, Beijing, PRC
(Address of principal executive offices and zip code)

+(8610) 8231-8626
(Registrant’s telephone number including area code)
______________________
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 8, 2008, Yongye Biotechnology International, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”), with certain qualified institutional buyers and other accredited investors (the “Investors”) for the issuance and sale of an aggregate of 5,834,083 shares of the Company’s common stock, par value $.001 per share (the “Shares”) for aggregate gross proceeds equal to approximately $8,984,488 (the “Offering”).

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which it agreed to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Shares, within 45 calendar days of the closing date of the Offering, and to use its best efforts to have the registration statement declared effective within 150 calendar days of the closing date of the Offering.  The Company is obligated to pay liquidated damages of 1% of the dollar amount of the Shares sold in the Offering per month, payable in cash, up to a maximum of 10%, if the registration statement is not filed and declared effective within the foregoing time periods.  ROTH Capital Partners, LLC (“Roth”) acted as the exclusive financial advisor and placement agent for the Company.  Roth received warrants to purchase shares of the Company’s common stock at a price per share of $1.848.  The warrants are for a term of 5-years and have a cashless exercise feature.

The Shares were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering, and/or Regulation D or Regulation S, promulgated thereunder, and in reliance upon exemptions from registration under applicable state securities laws.

A copy of the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference as Exhibits 10.1 and 4.1, respectively, to this Form 8-K.

Item 3.02            UNREGISTERED SALES OF EQUITY SECURITIES

The Company hereby incorporates by reference its response in Item 1.01 with regard to the terms, conditions and sale of the Shares. Each Investor represented to the Company that it was a “accredited investor” and made other investment representations and agreed that the Shares shall bear a restrictive legend against resale without registration under the Securities Act.

A copy of the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference as Exhibit 10.1 and Exhibit 4.1, respectively, to this Form 8-K. The descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

The sale of the Shares was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and/or Regulation D or Regulation S, as promulgated by the SEC under the Securities Act, and in reliance upon exemptions from registration under applicable state securities laws.

Item 7.01            Regulation FD Disclosure

In connection with the Offering, senior management reviewed the attached presentation (the "Investor Presentation") at one or more investor presentations. A copy of the Investor Presentation is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 7.01. In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the Investor Presentation attached to this Form 8-K as Exhibit 99.1 shall be deemed to be "furnished" to the SEC and not deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Statements made in the Investor Presentation include various aspects of the Company's strategic, business and financial plans. Statements made in the Investor Presentation, which are not historical, are forward-looking and based on management's estimates, objectives, vision, projections, forecasts, plans, anticipations, targets, drivers, strategies, beliefs, intent, expectations, outlook, opportunities and initiatives, and thus are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. See "Forward-Looking Statements" included in the Appendices to the Investor Presentation.

Item 8.01            OTHER

On May 8, 2009, we issued a press release announcing the consummation of the transactions contemplation by the Purchase Agreement.  The press release is annexed hereto as Exhibit 99.1.

Item 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

4.1	Registration Rights Agreement dated as of May 8, 2009 by and among Yongye Biotechnology International, Inc. and the several investors named therein.

4.2	Form of Placement Agent Warrant.

10.1
Securities Purchase Agreement dated as of May 8, 2009 by and among Yongye Biotechnology International, Inc., Inner Mongolia Yongye Nong Feng Biotechnology Co., Ltd., a cooperative joint venture organized under the laws of the People’s Republic of China, and the several investors named therein.

99.1	Investor Presentation.

99.2	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

Dated: May 8, 2009	By:	/s/ Zishen Wu
Zishen Wu
CEO